Exhibit 99.2

Table of Contents

Report of Independent Auditors	2

Combined Abbreviated Financial Statements

Combined Abbreviated Statement of Assets Acquired as of December 31, 2019	3
Combined Abbreviated Statement of Revenues and Direct Operating Expenses for the year ended December 31, 2019	4
Notes to the Combined Abbreviated Financial Statements	5

Exhibit 99.2

Report of Independent Auditors

To the Management and Board of Members of
Crimson Midstream Holdings, LLC

We have audited the accompanying combined abbreviated financial statements of the Shell Acquired Assets, as defined in Note 1, which comprise the Combined Statement of Assets Acquired as of December 31, 2019, and the Combined Statement of Revenues and Direct Operating Expenses for the year then ended, and the related notes to the combined abbreviated financial statements (collectively referred to as the “financial statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the Combined Statement of Assets Acquired of the Shell Acquired Assets at December 31, 2019, and its Combined Statement of Revenues and Direct Operating Expenses for the year then ended in conformity with U.S. generally accepted accounting principles.

Emphasis of a Matter

As described in Note 1, the combined abbreviated financial statements have been prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of CorEnergy Infrastructure Trust, Inc. and are not intended to be a complete presentation of the financial position or results of operations of the Shell Acquired Assets. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Houston, Texas
April 16, 2021

Exhibit 99.2

Shell Acquired Assets
Combined Abbreviated Statement of Assets Acquired
(Dollars in thousands)

As of December 31, 2019
Assets acquired
Inventory	$907
Property, plant and equipment, net	101,973
Total assets acquired	$102,880

See accompanying notes to the Combined Abbreviated Financial Statements

Exhibit 99.2

San Pablo Bay Pipeline
Combined Statement of Revenues and Direct Operating Expenses
(Dollars in thousands)

Year Ended
December 31, 2019
Revenue
Transportation - related parties	$48,234
Transportation - third parties	28,633
Product revenue	6,841
Total Revenue	83,708

Direct operating expenses
Operations and maintenance - third parties	22,530
Operations and maintenance - related parties	2,648
General and administrative - third parties	6,746
General and administrative - related parties	314
Cost of product sold	6,377
Depreciation and amortization	9,364
Property and other taxes	1,639
Total direct operating expenses	49,618

Revenue in excess of direct operating expenses	$34,090

See accompanying notes to the Combined Abbreviated Financial Statements

Exhibit 99.2

SHELL ACQUIRED ASSETS
NOTES TO COMBINED ABBREVIATED FINANCIAL STATEMENTS

Note 1 — Organization and Basis of Presentation

Acquisition and Nature of Business

On March 1, 2020, the Crimson Midstream, LLC (the “Crimson”) Sale and Purchase Agreement (the “Agreement”) with Shell Pipeline Company LP (“Shell”) to purchase San Pablo Bay (“SPB”) Pipeline Company and Shell’s proprietary crude lines in California (collectively, the “Shell Acquired Assets”) became effective. Crimson purchased the Shell Acquired Assets for approximately $114.7 million including acquisition-related costs.

The acquisition consists of the SPB System, a 400-mile, 20” common carrier pipeline system from the San Joaquin Valley to Bakersfield, California refineries and three refineries in the San Francisco Bay Area. Additionally, Crimson acquired a proprietary system consisting of a 110-mile system of three separate line segments south of Bakersfield. Crimson primarily acquired pipeline, tanks, metering systems and Rights of Way (“RoW”) as part of the acquisition.

Basis of Presentation

The accompanying historical combined abbreviated financial statements include the assets acquired as of December 31, 2019, as well as the related historical combined revenues and direct operating expenses for the year ended December 31, 2019 associated with the Shell Acquired Assets (collectively, the “Combined Abbreviated Financial Statements”). The Combined Abbreviated Financial Statements were prepared based on carved out financial information and data from historical accounting records relating to the Shell Acquired Assets using historical results of operations and financial position and only present the combined assets acquired and the revenues and direct expenses of the Shell Acquired Assets. These Combined Abbreviated Financial Statements are not intended to be a complete presentation of the financial position and results of operations of the Shell Acquired Assets as they do not include corporate overhead, interest and income tax allocations and other income and expense items not directly associated with revenues of the Shell Acquired Assets. The Combined Abbreviated Financial Statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States (“GAAP”) are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 8–04 of Securities and Exchange Commission’s Regulation S–X.

The Combined Abbreviated Financial Statement of assets acquired include only the specific assets related to the Shell Acquired Assets that were identified in the Agreement. Revenue that is directly related to the Shell Acquired Assets is reflected in the accompanying Combined Abbreviated Financial Statements. The direct operating expenses of the Shell Acquired Assets presented in these Combined Abbreviated Financial Statements are operations and maintenance expenses, property taxes and other costs that are directly attributed to the Shell Acquired Assets. Certain indirect expenses, as further described in Note 2, were not allocated and have been excluded from the Combined Abbreviated Financial Statements.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates in the Combined Abbreviated Financial Statements

The preparation of the combined abbreviated statements of revenues and direct operating expenses in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, operating revenues, direct operating expenses during the respective reporting periods. Management evaluates estimates on an on-going basis. Management bases estimates on historical experience and on various other

Exhibit 99.2
assumptions that are believed to be reasonable under the circumstances. Actual results may differ from the estimates and assumptions used in the preparation of the statement of revenues and direct operating expenses.

Inventory

Inventory consists of allowance oil which is the net difference between the tariff pipeline loss allowance (“PLA”) volumes and the actual volumetric losses. A loss allowance factor of 0.1% per barrel is incorporated into applicable crude oil tariffs to offset evaporation and other losses in transit. Title is taken to any excess loss allowance when product losses are within an allowed level, and the product is converted to cash periodically at prevailing market prices.

Inventory is valued at cost using the average market price for the relevant type of crude oil during the month the product was transported. At the end of each reporting period, we assess the carrying value of allowance oil and make any adjustments necessary to reduce the carrying value to the applicable net realizable value.
Property, plant and equipment, net

Property, plant and equipment, net, includes pipelines, station equipment, tanks, other property, pumping equipment, right-of- way agreements, buildings, land, leasehold improvements, machinery and tools, computer hardware and software, and office furniture and equipment and is stated at cost less accumulated depreciation. Depreciation of pipeline and equipment is computed using the straight-line method over the estimated useful lives of the assets. These estimated useful lives are 25 years for pipelines, 10-40 years for station equipment, buildings, and other property, 15 years for pumping equipment, 30 years for tanks, 5 years for computer hardware and software, machinery and tools, and office furniture and equipment, 25 years for rights-of-way agreements, indefinite for land, and over the life of the lease for leasehold improvements. Property, plant and equipment consists of the following as of December 31, 2019:

December 31, 2019
(amounts in 000’s)
Pipelines	$156,484
Station equipment	25,096
Tanks	20,253
Other property	15,634
Pumping equipment	8,335
Right-of-way agreements	4,919
Buildings	2,948
Land	1,443
Leasehold improvements	359
Other	675
Property, plant and equipment, gross	236,146
Less Accumulated depreciation and amortization	(134,173)
Property, plant and equipment, net	$101,973

Repair and maintenance costs are expensed as incurred and are included in operations and maintenance expenses on the combined abbreviated statement of revenues and direct operating expenses.

Exhibit 99.2
Asset Retirement Obligations

Asset retirement obligations represent legal and constructive obligations associated with the retirement of long-lived assets that result from acquisition, construction, development and/or normal use of the asset. Liabilities recorded for obligations related to the retirement and removal of long-lived assets used in the business at fair value on a discounted basis when they are incurred and can be reasonably estimated. Amounts recorded for the related assets are increased by the amount of these obligations. Over time, the liabilities increase due to the change in their present value, and the initial capitalized costs are depreciated over the useful lives of the related assets. The liabilities are eventually extinguished when settled at the time the asset is taken out of service.

Management continues to evaluate the asset retirement obligations and future developments could impact the amounts recorded. The demand for the pipelines of the Shell Acquired Assets depend on the ongoing demand to move crude oil through the system. Although individual assets will be replaced as needed, the pipelines will continue to exist for an indefinite useful life. As such, there is uncertainty around the timing of any asset retirement activities. As a result, management determined that there is not sufficient information to make a reasonable estimate of the asset retirement obligations for the Shell Acquired Assets and have not recognized any asset retirement obligations as of December 31, 2019.

Impairment of long-lived assets

Management evaluates the recoverability of its long-lived assets, including pipelines, station equipment, tanks, right of ways, buildings and other property and equipment, in accordance with the provisions of Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment (“ASC 360”). ASC 360 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. There was no impairment of long-lived assets recognized in the Combined Abbreviated Financial Statements.
Revenue Recognition and Inventory

The FASB issued ASU 2014-09, Revenue from Contract with Customers in May 2014, and the Shell Acquired Assets adopted this standard as of January 1, 2019. The revenue standard requires entities to recognize revenue through the application of a five-step model, which includes: identification of the contract; identification of the performance obligations; determination of the transaction price; allocation of the transaction price to the performance obligations; and recognition of revenue as the entity satisfies the performance obligations.

The Shell Acquired Assets revenues are primarily generated from the transportation of crude oil and sale of crude oil accumulated via tariffs from transportation services provided. To identify the performance obligations, we considered all the products or services promised in the contracts with customers, whether explicitly stated or implied based on customary business practices. Revenue is recognized when each performance obligation is satisfied under the terms of the contract.

Each barrel of crude oil transported is considered a distinct service that represents a performance obligation that would be satisfied over time if it were accounted for separately. The services provided over the contract period are a series of distinct services that are substantially the same, have the same pattern of transfer to the customer, and, therefore, qualify as a single performance obligation. Since the customer simultaneously receives and consumes the benefits of services, we recognize revenue over time based on a measure of progress of volumes transported. We apply the allocation exception guidance for variable consideration related to market indexing for long-term transportation contracts because (a) the variable payment relates specifically to our efforts to transfer the distinct service and (b) we allocate the variable amount of consideration entirely to the distinct service, which is consistent with the allocation objective.

Our transportation contracts and tariffs contain terms for the customer to reimburse us for losses from evaporation or other loss in transit in the form of allowance oil. Allowance oil represents the net difference between the tariff PLA

Exhibit 99.2
volumes and the actual volumetric losses. Under SPB tariffs, we obtain control of the excess oil not lost during transportation, if any. Under the revenue standard, we include the excess oil retained during the period, if any, as non-cash consideration and include this amount in the transaction price for transportation services on a net basis. Our allowance oil revenue is valued at the average market price of the relevant type of crude oil during the month product was transported.

We generate revenue by selling accumulated allowance oil inventory to customers. The sale of allowance oil is recorded as product revenue, with specific cost based on a weighted average price per barrel recorded as cost of product sold. Product revenue related to allowance oil sales is recognized at the point in time when the control of the oil transfers to the customer.

For all performance obligations, payment is typically due in full within 30 days of the invoice date.

Based on the revenue agreements, customers are invoiced after the performance obligations are satisfied, at which point payment is unconditional. As such, the Shell Acquired Assets’ revenue agreements do not give rise to contract assets or liabilities under ASC 606.

The following table summarizes the Shell Acquired Assets’ revenue streams:

Year Ended
December 31, 2019
(amounts in 000’s)
Revenue
Transportation - related parties	$48,234
Transportation - third parties	28,633
Product revenue	6,841
Total revenue	$83,708

As an exemption, we do not disclose the amount of remaining performance obligations for contracts with an original expected duration of one year or less or for variable consideration that is allocated entirely to a wholly unsatisfied promise to transfer a distinct service that forms part of a single performance obligation.

Direct Operating Expense

Direct operating expenses consist of pipeline operations, maintenance, materials and supplies, outside services, rentals, insurance, taxes, depreciation and amortization, and payroll expenses that are directly attributable to the Shell Acquired Assets.
Excluded Expenses

The Shell Acquired Assets were part of a much larger enterprise prior to the date of the sale. Indirect general and administrative expenses, income taxes, interest expense, and other indirect expenses were not allocated to the Shell Acquired Assets and have been excluded from the accompanying Combined Abbreviated Financial Statements. In addition, any allocation of such indirect expenses may not be indicative of costs which would have been incurred by the Shell Acquired Assets on a stand-alone basis.

Contingencies

Pursuant to the terms of the Agreement, Crimson believes that there are no claims, litigation or disputes pending as of the Effective Date, or any matters arising in connection with indemnifications, and the parties to the Agreement

Exhibit 99.2
are not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the accompanying Combined Abbreviated Financial Statements.

Note 3 – Related Party Transactions

Related Party Revenues and Expenses

Historically, Shell utilized the Shell Acquired Assets for transportation of hydrocarbons produced by Shell’s oil and gas producing subsidiaries. Revenues associated with these transportation services were recognized as related party revenues. Additionally, Shell and its affiliates performed certain services which directly supported the operations of the Shell Acquired Assets. Certain subsidiaries of Shell directly procure certain services or materials from other third-parties on the behalf of the Shell Acquired Assets and pass these costs through. Such costs are included in either general and administrative expenses-related party or operations and maintenance expenses – related parties, in the accompanying combined abbreviated statement of revenues and direct operating expenses.

Note 4 — Subsequent Events

Management has evaluated subsequent events for the period December 31, 2019 through April 16, 2021, the date at which the Combined Abbreviated Financial Statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure within the accompanying statements.